Exhibit 10.7

FORBEARANCE AND DEBT CONVERSION AGREEMENT

This Forbearance  and Debt Conversion Agreement (the “Agreement”) is made effective March 1, 2012, by and among RMB Australia Holdings, Ltd., a banking corporation organized under the laws of Australia (“RMBAH” or “First Lien Creditor”), RMB Resources, Inc. a Delaware corporation (“RMB”) in its capacity as Agent for the First Lien Creditor (in such capacity, together with its successors in such capacity, the “First Lien Collateral Agent), Uranium Resources Inc., a Delaware corporation (“URI” or “Company”), Neutron Energy, Inc., a Nevada corporation (“Neutron” or “Borrower”) and Cibola Resources, LLC, a Delaware limited liability corporation, (“CRL” or the “Subsidiary Guarantor,” and together with Neutron, the “Borrower Parties).

WHEREAS, RMB and RMBAH, pursuant to a Facility Agreement dated April 5, 2010 (as so amended and as further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Facility Agreement”), made loans and credit available to Neutron, in an outstanding amount as of December 31, 2011 $26,787,157.00 ($24 Million in principal plus accrued interest as of that date) (the “Existing RMB Loan”);

WHEREAS, RMB, RMBAH and the Borrower Parties also entered into the Securities (as defined in the First Lien Facility Agreement), pursuant to which the Borrower Parties granted security interests over substantially all their assets in order to secure the Existing RMB Loan (the “First Lien Security Documents”);

WHEREAS, certain parties including the Company and Neutron have executed an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) and related agreements pursuant to which Neutron would merge with a subsidiary of URI and become a wholly-owned subsidiary of URI (the “Merger”);

WHEREAS, in the Transaction Agreements, the Resource Capital Fund V. L.P. (the “Fund”) proposes to take an equity position in the Company, resulting in payment of the Existing RMB Loan and discharge of the obligations the Borrower Parties owe RMBAH and RMB under the First Lien Facility Agreement, as set forth in the Transaction Agreements including an Investment Agreement, Registration Rights Agreement, and Stockholders’ Agreement, all of even date herewith, between URI and the Fund;

WHEREAS, the Existing RMB Loan is to be repaid as contemplated by the Transaction Agreements by means of $20,000,000.00 in cash that URI will receive from the Fund on the Closing Date and then in turn pay to RMB, along with 8,361,327 shares of Common Stock to be issued to RMBAH (the “RMB Conversion Shares”) as further described in this Agreement;

WHEREAS, RMB and RMBAH have agreed to extend the term of the First Lien Facility Agreement up to and including the earlier of March 1, 2012; the date on which the Transaction Agreements are duly executed by all parties to them; or the date on which the Fund, URI or Neutron indicates that it will not proceed with the transactions contemplated by the Transaction Agreements, in order to facilitate and accommodate the Merger and transactions described herein;

WHEREAS, though Borrower is current on its obligations as they have been extended under the First Lien Facility Agreement, unless payment in full is received within the deadlines stated above, an Event of Default as defined in the First Lien Facility Agreement shall occur;

WHEREAS, each Borrower Party’s entry into the Transaction Agreements to which it is a party will, without waiver by RMB, result in the breach of additional covenants under the First Lien Facility Agreement, including Section 9.10(c), 9.17(a), and 9.19(b) thereof.

WHEREAS, the execution and performance of the Merger Agreement by all the parties thereto are material conditions to the assent by RMB and RMBAH to the terms and conditions of this Agreement;

WHEREAS, URI has proposed to provide working capital to Neutron in order to finance operations of Neutron through the Closing Date specified in the Merger Agreement, pursuant to, inter alia, the Credit and Funding Agreement and Promissory Note of even date herewith (the “Second Lien Loan Documents”).  URI proposes to secure these loans through second-priority liens over substantially all the assets of the Borrower Parties through a Security Agreement and certain mortgages (the “Second Lien Security Documents”).  The Lenders also contemplate executing concurrently herewith an Intercreditor Agreement that vests enforcement rights in RMB pertaining to any exercise of remedies pursuant to the First Lien Security Documents and/or the Second Lien Security Documents (the “Intercreditor Agreement”);

WHEREAS, the parties desire to enter a legally binding agreement whereby RMBAH and RMB will agree to accept the payment and discharge of the Existing RMB Loan and all other obligations the Borrower Parties owe RMBAH and RMB under the First Lien Facility Agreement and First Lien Security Documents, and whereby RMBAH and RMB will agree to forbear from the exercise of any creditors remedies otherwise available to them under the First Lien Security Documents or Second Lien Security Documents for a term up to and including the earlier of (i) the Closing Date and (ii) the termination of the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, in addition to other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.           Definitions.

Capitalized terms used herein shall have the meaning given in this Agreement, unless reference is made to another agreement defining the term.

Additional Holders shall mean (a) any Affiliate of any Holder who acquires Common Stock or Other Securities and (b) the Permitted Assignees of Registrable Securities who, from time to time, acquire Registrable Securities from a Holder or Holders and own Registrable Securities at the relevant time, agree to be bound by the terms hereof and become Holders for purposes of this Agreement.

Affiliate of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person.  For purposes of this definition, “control” shall mean the ability of one Person to direct the management and policies of another Person.

Agreement shall have the meaning ascribed thereto in the Preamble hereof.

Borrower shall have the meaning ascribed thereto in the Preamble hereof.

Borrower Parties shall have the meaning ascribed thereto in the Preamble hereof.

Business Day shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

Closing shall have the meaning assigned to such term in the Merger Agreement.

Closing Date shall have the meaning assigned to such term in the Merger Agreement.

Collateral shall mean any assets of the Borrower Parties subject to a security interest granted by any Borrower Party pursuant to the Credit Documents.

Commission shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

Common Stock shall mean the shares of common stock, $0.001 par value per share, of Company, as adjusted from time to time to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, stock split or reverse stock split made, declared or effected with respect to the Common Stock.

Company shall have the meaning ascribed thereto in the Preamble hereof.

Credit Documents shall mean the First Lien Facility Agreement and all the Securities and Transaction Documents as defined therein, the Second Lien Credit and Funding Agreement of even date herewith between URI and Neutron and all  Loan Documents as defined therein (including all Security Documents) and any document executed by a Borrower Party relating to a loan or extension of credit, or security for a loan or extension of credit, arranged by or administered by RMBAH or RMB, including documents administered by RMB pursuant to the Intercreditor Agreement.  “Credit Documents” shall include the Intercreditor Agreement.  This Agreement shall be deemed a “Transaction Document” within the meaning of the First Lien Facility Agreement.

Event of Default shall mean any of the events described in Section X.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Fund shall have the meaning ascribed thereto in the Recitals.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Existing RMB Loan shall have the meaning ascribed thereto in the Recitals.

First Lien Facility Agreement shall have the meaning ascribed thereto in the Recitals.

Forbearance Period shall mean the period of time defined in Section II(b) of this Agreement.

Holder shall mean (i) RMBAH, (ii) RMB, (iii) any other Person who owns Registrable Securities at the relevant time and is a party to this Agreement or (iv) any Additional Holder.

Intercreditor Agreement shall have the meaning ascribed thereto in the Recitals.

Investment Agreement shall have the meaning ascribed thereto in the Recitals.

Lenders shall mean RMB, RMBAH, URI, and any party who provides loans or credit pursuant to any Credit Document.

Liens shall mean any security interest over any real or personal property granted by any Borrower Party to any Lender.

Material Adverse Effect shall mean, with respect to the Company or Neutron, any fact, circumstance, change, event, occurrence or effect that is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations, prospects or results of operations of such party, its subsidiaries and its material joint ventures, taken as a whole.

Merger shall have the meaning ascribed thereto in the Recitals.

Merger Agreement shall have the meaning ascribed thereto in the Recitals.

Neutron Budget shall mean a detailed 8-month budget for Neutron for the period beginning January 1, 2012, which covers with specificity the exploration, development, management and operation of Neutron’s properties and the detailed budget relating to such activities prepared by Neutron and approved by the Fund and Company.

Offering shall mean the distribution of the RMB Conversion Shares to RMBAH.

Permitted Assignee shall mean (a) any Affiliate of any Holder who acquires Registrable Securities from such Holder, or its Affiliates, or (b) any other Person who acquires any Registrable Securities of any Holder or Holders who is designated as a Permitted Assignee by such Holder in a written notice to Company; provided, however, that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (b) shall be limited if, and to the extent, provided in such notice.

Person shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Properties shall mean the real property legally or beneficially owned or leased by a Borrower Party in which a security interest has been granted to a Lender in any Credit Document.

RCF Investment Agreement shall have the meaning assigned to such term in the Merger Agreement.

RCF Shares shall mean the shares of Common Stock issued to the Fund pursuant to the RCF Investment Agreement.

Resale Registration means a registration effected pursuant to Section VI.1(a) hereof.

Resale Registration Statement means a registration statement of Company relating to a Resale offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, pursuant to the provisions of Section VI.1(a) hereof which covers all of the Registrable Securities held by the Holders, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

RMB Conversion Shares shall have the meaning ascribed thereto in the Recitals.

RMB Closing Costs shall have the meaning given in Section III(b) hereof.

Registrable Securities shall mean the Common Stock of Company owned by the Holders as of the date hereof and at any time in the future; and, if as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, sale of all or substantially all of the assets of Company or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively “Other Securities ”) are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities.  Shares of Common Stock and Other Securities that are Registrable Securities shall cease to be Registrable Securities at the earlier of (i) such time as they may be sold under Rule 144(b)(1) under the Securities Act without volume or other limitation or (ii) the date they are sold pursuant to Rule 144 or an effective registration statement.

Secured Obligations shall mean the obligations of any Borrower Party to repay loans or credit arranged by or administered by RMBAH or RMB pursuant to the First Lien Facility Agreement, the First Lien Security Documents or the Intercreditor Agreement, and for the avoidance of doubt includes the “Secured Moneys” (as defined in the First Lien Facility Agreement).

Securities Act shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Transaction Agreements shall have the meaning given in the Merger Agreement and shall include inter alia the Merger Agreement, the Registration Rights Agreement between URI and the Fund, and the Investment Agreement among URI, the Fund, and Neutron.

II.          Forbearance by RMBAH and RMB.

a.           Generally. In consideration of the representations, warranties, and agreements of the Borrower Parties contained herein, and those given by URI and the Fund in the Merger Agreement and Transaction Agreements, and except as otherwise expressly provided herein, RMBAH and RMB, for themselves and each of the Lenders, agree that during the Forbearance Period, the Lenders will not declare a default, commence any legal proceeding or take any other action against any of the Borrower Parties to collect the Secured Obligations or other amounts due under the First Lien Loan Documents or Second Lien Loan Documents, or to exercise creditors remedies or foreclose any Liens on the Properties, or to enforce against any of the Borrower Parties any of its other rights and remedies under the  Credit Documents.

b.           Forbearance Period. The Forbearance Period shall have a term commencing on the execution of this Agreement and ending on the Closing Date, subject to earlier termination pursuant to the terms of Section II(c). The Forbearance Period may be extended from time to time by written agreement executed by all of the signatories to this Agreement.

c.           Early Termination of the Forbearance Period.  Notwithstanding any provision of this Agreement to the contrary, RMB, in its sole discretion, or upon the direction of the Lenders, may declare the Forbearance Period to be terminated if any of the following events shall have occurred:

i.	Any of the Borrower Parties or URI shall fail to comply with any of the material agreements, covenants, or other terms set forth in this Agreement.

ii.	Termination of the Merger Agreement pursuant to Section 7.1 thereof or the Closing does not occur for any reason;

iii.
Any Borrower Party shall commence, have commenced against it, or acquiesce in the commencement of any proceeding relating to its bankruptcy, insolvency, liquidation, or reorganization, or for the adjustment of its debts, or for the appointment of a receiver, trustee, or similar custodian or it or for any substantial portion of its property, or it shall make an assignment for the benefit of creditors.

iv.	The terms of the Merger Agreement are amended without the prior written consent of RMB in any case where such amendment would have an adverse effect on RMB.

d.                 Enforcement Unaffected.  Upon the expiration date of the Forbearance Period as provided herein or the earlier termination thereof pursuant to Section II(c), and subject to the terms of the Intercreditor Agreement, RMB and the Lenders shall be entitled at any time and from time to time to enforce all of their rights and remedies in respect of any default under any Credit Document then or thereafter in existence, to the same extent as if RMB and RMBAH had not agreed to forbear from doing so during the Forbearance Period. RMB and the Lenders do not hereby waive any default under any Credit Document that now exists or that may occur at any time hereafter. The fact of RMB’s and the Lenders’ forbearance during the Forbearance Period shall not be construed as a waiver of any of RMB’s or the Lenders’ rights or remedies, nor shall it be the basis to deem RMB or any Lender estopped from taking any action after the expiration or termination of the Forbearance Period. All statutes of limitation applicable to actions that RMB or any Lender may be entitled to bring to enforce its rights and remedies against any obligor or the Collateral shall be tolled during the Forbearance Period, and each time period provided in each such statute of limitations shall be extended by a period of time equal to the duration of the Forbearance Period.

III.       Covenants, Representations and Warranties of Borrower Parties

a.           Taxes.  The Borrower Parties shall pay or cause to be paid in full when due, and in any event before they become past due, all taxes due and owing with respect to the Properties for the tax year that commenced January 1, 2010. This obligation under this clause shall survive the termination of the Forbearance Period in accordance with the terms of this Agreement.

b.           Payment of Costs and Fees. The Borrower Parties shall pay to RMB all of RMB’s out-of-pocket costs and expenses (including the fees and expenses of RMB’s counsel) incurred in connection with the preparation, review, execution, delivery, administration, modification, amendment or enforcement of this Agreement, any Transaction Agreement, or any of the Credit Documents, which shall not exceed $50,000.00  in aggregate (collectively, the “RMB Closing Costs”).

c.           Sublease of Property.  The Borrower Parties shall not lease or sublease the Properties, grant any other rights of occupancy or use of and of the Properties, or assign or consent to the assignment of any such lease, sublease or other rights, without the prior written consent of RMB.

d.           Information Requests.  The Borrower Parties shall deliver to RMB such information as RMB may request from time to time as provided in the First Lien Facility Agreement regarding the operating budget of Neutron, the Properties, the Borrower Parties or the transactions that are contemplated by this Agreement or the Credit Documents according to the terms thereof.

e.           Approval Rights.  RMB shall continue to exercise approval rights over any and all transfers of funds from any account owned or held for the benefit of Neutron, as provided in the First Lien Facility Agreement or in any Credit Document, including the Proceeds Account under the First Lien Facility Agreement; provided that RMB approval shall be given with respect to any funds received from Company pursuant to the Second Lien Loan Documents and expended in accordance with the Neutron Budget.

f.           Covenants of First Lien Facility Agreement.  Borrower Parties shall comply with all the covenants of the First Lien Facility Agreement and the Credit Documents, specifically excluding Sections 9.10(c), 9.17(a), and 9.19(b) of the First Lien Facility Agreement, and in each case only to the extent necessary to permit execution, entry, delivery, and performance by the Borrower Parties of the Transaction Agreements and the Credit Documents and not in any other respect or with respect to any other transaction.  Anything to the contrary herein or in the First Lien Facility Agreement or any Credit Document notwithstanding, Borrower Parties may use any funds received from Company pursuant to the Second Lien Loan Documents in accordance with the Neutron Budget.

g.           Representations and Warranties of First Lien Facility Agreement.  Borrower Parties restate as of the date hereof, and incorporate herein as though set forth anew in full in this Agreement, all the representations and warranties of the First Lien Facility Agreement and all Credit Documents specifically excluding the representations and warranties of Section 8.1(o) and 8.1(p) of the First Lien Facility Agreement, and in each case only to the extent necessary to permit execution, entry, delivery, and performance by the Borrower Parties of the Transaction Agreements and the Credit Documents and not in any other respect or with respect to any other transaction.

h.           Liens.  Each Borrower Party agrees that it will not create or permit to exist any Lien on the Property except (A) any Liens created or permitted by the Credit Documents, (B) the liens disclosed on Schedule A to the extent junior to the Liens described in clause (A), and (C) other mechanics’ and materialmen’s liens created after the date hereof in respect of work performed or materials delivered, none of which secures individually an obligation in excess of $100,000.00, and which are junior to the liens described in clause (A) and (B).

IV.        Credit Documents Affirmed.

Except to the extent expressly provided herein, the Credit Documents are not affected hereby and continue in full force and effect in accordance with their original terms. RMB and the Lenders have agreed to the terms of this Agreement in their sole discretion, and such agreement in no way obligates RMB or any Lender to agree to any further modification of or forbearance under the First Lien Facility Agreement or other Credit Documents at any time in the future, regardless of any similarity of circumstances.

V.        Payments of Existing RMB Loan on Closing Date.

Notwithstanding any provision of the First Lien Facility Agreement or any Credit Document to the contrary:

a.           On or by the Closing Date:

i.
The Fund will pay to URI $20,000,000.00 in cash in accordance with the terms and conditions of the RCF Investment Agreement for the purpose of partial repayment of the Existing RMB Loan (the “Fund Contribution”);

ii.	URI will pay the Fund Contribution in cash to RMB in partial repayment of the Existing RMB Loan;

iii.
The remainder of the Existing RMB Loan (including all interest accrued through the Closing Date) after payment of the Fund Contribution shall be satisfied by conversion into the RMB Conversion Shares subject to Section VI and VII herein, which shall be delivered to RMB on the Closing Date;

iv.	The RMB Conversion Shares shall be issued to RMBAH as described more fully in Sections VI and VII below;

v.	The RMB Closing Costs shall be paid on the Closing Date by Neutron;

vi.	The Closing shall have occurred.

b.           Upon satisfaction of all conditions stated in Section V(a) of this Agreement, the Existing RMB Loan shall be deemed fully repaid, discharged, and satisfied.

c.           Contemporaneously with the Closing and satisfaction of the conditions stated in Section V(a) of this Agreement, RMB shall issue a payoff letter and/or other reasonable documentation of the satisfaction of the Existing RMB Loan as Neutron shall reasonably request.  At such time, RMB shall also file releases or terminations of the First Lien Security Documents, as applicable, in the appropriate governmental offices within 10 Business Days.

d.           Contemporaneously with the Closing and satisfaction of the conditions stated in Section V(a) of this Agreement, RMB and RMBAH shall cancel all the warrants to purchase common stock of Neutron that were issued to it or them pursuant to the First Lien Facility Agreement and shall cancel all their rights under the First Lien Facility Agreement to receive further warrants or shares of Neutron.

e.           Should any condition stated or described in Section V(a) of this Agreement fail to occur for any reason by the Closing Date, the obligations of the First Lien Facility Agreement and all Credit Documents shall be reinstated and in full force and effect as though this Agreement had never been made, without further action by RMB or any of the Transaction Parties as defined in the First Lien Facility Agreement.

VI.        Registration Rights Pertaining to RMB Conversion Shares.

1.           Required Registration by Company.

a.           Company shall use its reasonable best efforts to cause a Resale Registration Statement covering all the Registrable Securities to be filed and declared effective by the Commission as soon as practicable following the Closing Date, and in any event by the dates set forth below.  The Resale Registration shall be on Form S-3 or such other appropriate form permitting registration of the Registrable Securities for resale by Holders in the manner designated by them, including, without limitation, one or more underwritten offerings.  The Company shall not permit any securities other than the Registrable Securities and the RCF Shares to be included in the Resale Registration.

(i)           The parties agree that the Holders will suffer damages if the Company fails to fulfill its obligations under this Section VI(1)(a), and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company agrees to pay liquidated damages under the circumstances and to the extent set forth below (each, a “Registration Default”):

(A)           if the Resale Registration is not filed on or prior to 30 days after the Closing Date (the “Filing Date”) , then commencing on the day after the Filing Date, liquidated damages shall accrue at a rate of [0.4%] of US$6,000,000 per annum calculated daily;

(B)           if the Resale Registration is not declared effective by the Commission on or prior to 180 days after the Closing Date (the “Effectiveness Date”), then commencing on the Effectiveness Date, liquidated damages will accrue at a rate of 0.4% of US $6,000,000 per annum calculated daily; and

(C)           if the Resale Registration has been declared effective and ceases to be effective at any time during the period in which it is required to remain effective (other than as permitted hereunder), liquidated damages shall accrue at a rate of 0.4% of US$6,000,000 per annum calculated daily;

provided, however, that at no time shall the aggregate rate of liquidated damages accruing exceed in the aggregate 2.00% per annum; provided, further, that upon cure of the applicable Registration Default, liquidated damages shall cease to accrue.

(D)           The Company shall notify Holders within two Business Days of each Registration Default, and all amounts of liquidated damages shall be paid in cash quarterly on January 1, April 1, July 1 and October 1 of each relevant period, commencing with the first such date occurring after any Registration Default.

(ii)           Each Holder as to which any Resale Registration is being effected agrees to furnish to Company all information with respect to such Holder required for the Resale Registration.  Company agrees to use its reasonable best efforts to keep the Resale Registration Statement continuously effective for as long as any Holder holds Registrable Securities.  Company further agrees, if necessary, to promptly supplement or amend the Resale Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Company for such Resale Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Resale Registrations, and Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.  In addition, after the Commission has declared a Resale Registration Statement effective, so long as such Resale Registration Statement is effective, (A) the Company shall promptly file with the Commission any amendment or supplement to the Resale Registration Statement as required by the Securities Act and Exchange Act and the policies, rules and regulations of the Commission, as announced from time to time, in order to keep the Resale Registration Statement effective, and (B) no Holder may sell any Common Stock pursuant to the Resale Registration Statement until the Commission has declared effective the Resale Registration Statement, as amended.

2.           Registration Procedures.  Company is required by the provisions of Section VI(1) to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, and Company will, as expeditiously as possible:

a.           Prepare and file with the Commission a Resale Registration Statement with respect to such securities and use its reasonable best efforts to cause such Resale Registration Statement to become and remain effective until all the Registrable Securities have been sold thereunder or have ceased to have the status of Registrable Securities;

b.           Prepare and file with the Commission such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Resale Registration Statement;

c.           Furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

d.           Use its reasonable best efforts to register or qualify the securities covered by such Resale Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Resale Registration Statement;

e.           Promptly notify each Holder whose Registrable Securities are intended to be covered by such Resale Registration Statement and each underwriter and, if requested by any such Person, confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Resale Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, (iii) any request by the Commission for the amending or supplementing of such Resale Registration Statement or prospectus or for additional information; and (iv) of the happening of any event which makes any statement made in a Resale Registration Statement or related prospectus untrue or which requires the making of any changes in such Resale Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as reasonably practicable thereafter, prepare and file with the Commission, and furnish to Holders, a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the time period during which such Resale Registration Statement is required to remain effective shall be extended for the time period during which such prospectus is so suspended;

f.           Furnish, at the request of any Holder of Registrable Securities pursuant to Section VI(1), on the date that the Resale Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the Holders, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the Holders making such request and, if such accountants refuse to deliver such letter to such Holders, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and such Holders shall reasonably request.  Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders may reasonably request.  Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

g.           Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

h.           Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Resale Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month of the Company’s fiscal quarter commencing after the effective date of such Resale Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

i.           It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

j.           Each Holder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section VI(2)(e)(iv), such Holder shall immediately discontinue such Holder’s disposition of Registrable Securities pursuant to the Resale Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section VI(2)(e)(iv).

3.           Expenses.  All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with any stock exchange), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and reasonable expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section VI(2)(d), shall be paid by Company, except that Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

4.           Indemnification and Contribution.

a.           In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless to the fullest extent permitted by law the Holder of such Registrable Securities, such Holder’s directors and officers, and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any Resale Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Resale Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such Holder specifically for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

b.           Each Holder, by acceptance hereof, agrees to indemnify and hold harmless to the fullest extent permitted by law Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any actual or alleged untrue statement or actual or alleged omission made in any information provided in writing to Company by such Holder specifically for use in the Resale Registration Statement and contained in any Resale Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.  Notwithstanding the provisions of this paragraph (b) or paragraph (d) below, no Holder shall be required to indemnify any person pursuant to this Section VI(4) or to contribute pursuant to paragraph (d) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

c.           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person.  If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed).  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

d.           If the indemnification provided for in this Section VI(4) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

e.           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section VI(4)(d) were determined by pro - rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.           Certain Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement:

a.           Company shall have the right to delay the filing or effectiveness of a Resale Registration Statement required pursuant to Section VI(1) hereof during one or more periods aggregating not more than ninety (90) days in any twelve (12) month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

b.           In the event that, in the judgment of Company, it is advisable to suspend use of a prospectus included in a Resale Registration Statement filed pursuant to this Agreement, due to pending material developments or other events that have not yet been publicly disclosed and as to which (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company’s board of directors, there is a reasonable likelihood that such disclosure would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company, then Company shall notify all Holders to such effect, and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of Registrable Securities pursuant to such Resale Registration Statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  Notwithstanding anything to the contrary herein, Company shall not exercise its rights under this Section VI(5)(b) to suspend sales of Registrable Securities for a period or periods aggregating more than ninety (90) days in any twelve (12) month period.

VII.      Representations and Warranties of Company as to the RMB Conversion Shares

Company represents and warrants as follows with respect to the RMB Conversion Shares.

a.           The RMB Conversion Shares and the issuance thereof have been duly authorized, subject to the receipt of the Company Stockholder Approval, and, when issued and delivered in accordance with the terms of this Agreement will have been validly issued and will be fully paid and nonassessable.  The RMB Conversion Shares are issued free and clear of any lien or other encumbrance, and the issuance of the RMB Conversion Shares will not be subject to any preemptive or other similar right.

b.           The Company agrees that the representations, warranties and covenants made by the Company and the Merger Corp. to Neutron in the Merger Agreement are repeated herein to and for the benefit of RMB and RMBAH as if fully set forth herein.  RMB and RMBAH may rely on such representations, warranties and covenants as fully as if they were set forth herein.  Such representations, warranties and covenants shall form an integral part of this Agreement and shall survive the Closing Date.

c.           The Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and subject to shareholder approval with respect to the RMB Conversion Shares, and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by RMB and RMBAH, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally.

d.           The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene, conflict with or result in a violation or breach of any provision of the Company’s Certificate of Incorporation and bylaws or the organizational documents of any of the Company’s subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provisions of any law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, amendment, acceleration, triggering or cancellation or other change of any right or obligation or the loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any contract binding upon the Company or any of its subsidiaries, or (iv) result in the creation or imposition of any lien on any asset of the Company or any of its subsidiaries, other than such exceptions in the case of clause (ii) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

e.           The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not, and shall not, require any approval, action by or in respect of, filing with or notification to, any governmental entity, to be made or obtained by the Company or its subsidiaries, except for (i) the filing with the Commission and the mailing to the holders of  Common Stock of the Company of a proxy information statement, and the filing with the Commission of any reports that might be required pursuant to the Exchange Act in connection with the Merger and the offerings and the transactions contemplated hereby, [(ii) the filing with the Commission of the Resale Registration Statement,] (ii) such other filings, authorizations, decisions or orders as may be required by the rules and regulations of NASDAQ or any state securities or blue sky laws and (iii) any other approvals or permits, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

f.           The Company and its subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the Transaction Agreements or this Agreement or any transaction contemplated hereby.

g.           Neither the Company nor its subsidiaries nor any agent acting on behalf of the Company or its subsidiaries has taken or will take any action which might cause the Transaction Agreements or this Agreement to violate applicable laws, as in effect on the Closing Date.  All offers and sales of capital stock, securities and notes of the Company in the page two (2) years have been conducted and completed by the Company in compliance with applicable laws in all material respects.

h.           Except as set forth in the Company’s filings made with the Commission pursuant to the Exchange Act, there is no action, suit, proceeding, judgment, claim or investigation pending or threatened against the Company or any of its subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Transaction Agreements or this Agreement, and to the knowledge of the Company there is no basis for the assertion of any of the foregoing.  Neither the Company nor any subsidiary is subject to any order which would reasonably be expected to have a Material Adverse Effect on the Company.

i.           The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the RMB Conversion Shares or affect the price at which the RMB Conversion Shares may be issued or resold.

j.           The Company’s executive officers and directors understand the nature of the RMB Conversion Shares being sold hereby and recognize that the issuance of the Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded in its good faith business judgment that the issuance of the RMB Conversion Shares is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the RMB Conversion Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

k.           There are no material disagreements of any kind presently existing between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

l.           Neither the Company, nor to the knowledge of the Company, any director, officer, employee, agent, representative or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses or payments related to foreign, domestic or tribal political activity, (ii) made, authorized, offered or promised any unlawful payment to foreign, domestic or tribal government officials, employees or representatives or to any foreign, domestic or tribal political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

VIII.     Powers of First Lien Collateral Agent.

a.           Release of RMB by Borrower.  Borrower Parties agree that the actions described in this Agreement fully comply with the First Lien Facility Agreement and are necessary to cure what would otherwise be an Event of Default as defined therein.  The Borrower Parties, and each of them, on behalf of themselves, their affiliates, shareholders, representatives, agents, employees, heirs, and assigns, indemnify, hold harmless, and release, RMB and the Lenders from any demand or claim whatsoever, in contract, tort, or any other legal theory, arising from or relating in any way to each and all of the actions, powers, rights and duties described herein.

b.           Power of Attorney.  Borrower Parties hereby irrevocably constitute and appoint RMB, with full power of substitution, as their and each of their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of any or all Borrower Parties or in RMB's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower Parties, without notice to or assent by any Borrower Party, to do the following upon the occurrence and during the continuance of an Event of Default:

i.
Generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though RMB were the absolute owner thereof for all purposes;

ii.
To do, at the Borrower Parties’ expense, at any time, or from time to time, all acts and things which RMB deems necessary or useful to protect, preserve or realize upon the Collateral and RMB's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Borrower Parties might do, including, without limitation, (1) upon written notice to the Borrower Parties, the exercise of voting rights with respect to voting securities, which rights may be exercised, if RMB so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (2) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

IX.       Agreement to Execute Further Documents.

Borrower Parties, and each of them, agree that any or all of them shall, upon request by RMB at any time after the expiration of the Forbearance Period, and without regard to whether an event of default has occurred or is occurring, execute the following documents on presentation by RMB.

a.           Admission of Default.  Upon presentation by RMB, Neutron and/or CRL shall execute a document admitting default under the First Lien Facility Agreement and/or the Credit Documents, and shall agree not to oppose the introduction into evidence of such admissions in any proceeding before a court of competent jurisdiction, including proceedings in foreclosure.

b.           Demand Guarantor Promissory Note.  CRL shall execute a Demand Note making the entire amount of the guarantee payable to RMB on demand.

X.         Events of Default.

Each of the following shall be an Event of Default under this Agreement

a.	Any event listed under Section II(c) (Early Termination).

b.	Failure to execute any document presented by RMB pursuant to Section IX above;

c.	Any material breach of this Agreement by the Company or Neutron;

d.	Failure to execute, or any defect in the execution of this Agreement or any Transaction Agreement by any party thereto.

XI.        Creditor’s Remedies of RMB.

a.           Foreclosure.  On the occurrence of and during any Event of Default, RMB may initiate foreclosure proceedings against any Borrower Party pertaining to any Lien.  Borrower Parties hereby waive any defense, agree not to respond, and permit judgment to be taken against either or both of them in any such proceeding.

b.           Confession of Judgment.  For purposes of securing the Borrower Parties’ performance under this Agreement and the Credit Documents, Borrower Parties, and each of them, agrees, as an essential part of this Agreement, that in the event the Merger does not close, or if RMB does not receive the Fund Contribution and RMB Conversion Shares as described in Section V(a) above, or if the Existing RMB Loan is not otherwise paid or discharged in full, they shall confess judgment, jointly and severally, in favor of RMB or any Lender in the amount of $26,787,157.00, being the amount of principal and interest accrued as of December 31, 2011, plus interest accruing thereafter at the rate of ten percent (10%) per annum, compounded annually from December 31, 2011, until the judgment is paid in full.  Borrower Parties authorize that judgment be entered against them, jointly and severally, in those sums, as well as for such additional sums as are set forth below for attorneys’ fees and costs.

c.           Power of Attorney.  To implement subparagraph XI(b) above, in the event the Merger does not close, or if RMB does not receive the Fund Contribution and RMB Conversion Shares as described in Section V(a) above, or if the Existing RMB Loan is not otherwise paid or discharged in full, Borrower Parties hereby agree to waive the issuance and service of process or other notice, to confess judgment for the principal balance due under the Credit Documents in the amount stated above, together with interest, cost of suit, and attorneys’ fees as provided herein, and to release all errors and waive all right of appeal.  If any action is brought for the enforcement of this Agreement or any Credit Document, and if RMB shall recover judgment in any sum, RMB shall recover as reasonable attorneys’ fees ten percent (10%) of the amount decreed for principal and interest, which attorneys’ fees shall be entered, allowed, and paid as part of the judgment in the action.

d.           Cumulative Remedies.  RMB’s remedies under this Agreement shall be cumulative and not exclusive, may be pursued individually or collectively as RMB sees fit.  Borrower Parties waive the defense of election of remedies or any similar defense to any remedy selected by RMB.

XII.     General Provisions.

a.           Corporate Authority.  Company and Borrower Parties, and each of them, hereby represent and warrant to RMB that each has full power and authority to enter into this Agreement and that its execution, delivery and performance of this Agreement has been fully authorized and approved, and that no further corporate approvals or consents are required to bind such party.

b.           Time is of the Essence.  Time is of the essence for each and every provision of this Agreement.

c.           Choice of Law.  This Agreement shall be governed by the internal laws of the State of Colorado, without regard to conflict of law principles.  The parties attorn to the non-exclusive jurisdiction of the federal and state courts of Colorado as a forum for the resolution of any dispute connected herewith or arising here from.

d.           Complete Agreement.  This Agreement states the final and complete agreement of the parties as to the matters set out herein, and supersedes all prior negotiations, representations, and discussions.

e.           Waiver of jury trial.  THE PARTIES HEREBY KNOWINGLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY ISSUES OR DISPUTES ARISING FROM OR RELATING TO THIS AGREEMENT.

f.           Amendments in Writing.  This Agreement may not be amended, altered, or waived except in a writing of equal formality to this document and executed by all parties hereto including full representations and warranties of corporate and signatory authority as to the document.  Unless otherwise specified and agreed, one-time waiver of any right or obligation under this Agreement by either party shall not be interpreted as waiver of such right or obligation on any occasion that arises after such initial waiver.  This Agreement may not be amended, altered or waived without the express consent of  RMB.  Each party agrees that any amendment, alteration or waiver made in breach of this provision will not be effective.

g.           Disclaimer of Partnership.  This Agreement has been negotiated at arms-length and the parties specifically disclaim any partnership or joint venture arrangement arising from this document.  This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among RMB, the Company, or any Borrower Party.

h.           Notices.  All notices, designations or other documents required or authorized by the terms of this Agreement shall be in writing and shall be personally delivered, or mailed by registered or certified mail, first class postage prepaid, return receipt requested, or transmitted by facsimile machine in a manner which confirms transmission to the recipient, addressed as follows:

RMB:

Attn:  Rick Winters
President
RMB Resources Inc.
3500 S Wadsworth Blvd, Suite 405
Lakewood, Colorado 80235 USA

With a copy which shall not constitute notice to:

Christopher Kamper
Carver Schwarz McNab & Bailey LLC
1600 Stout Street Ste. 1700
Denver, Colorado 80202
Fax no. (303) 893-1829

URI:

Uranium Resources Inc.
405 State Highway 121 Bypass,
Building A, Suite 110
Lewisville, Texas 75067
Attn.:

With a copy which shall not constitute notice to:

Baker & Hostetler LLP
303 East 17th Avenue, Suite 1100
Denver, Colorado 80203-1264
Attention:  Alfred C. Chidester
Fax no. (303) 861-7805

Neutron:

Neutron Energy Inc.
9000 E. Nichols Avenue
Suite 225
Englewood, Colorado 80112
Attn.: Edward M. Topham
Fax: 303-531-0519

With a copy which shall not constitute notice to:

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention:  Paul Hilton
Fax no. (303) 899-7333

i.           Remedies.  Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section VI of this Agreement.  Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section VI of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

j.           Fees in the Event of Litigation.  In any action or proceeding brought in a court of law to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

k.           Rule 144.  So long as Company is subject to the reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Registrable Securities by the holders thereof pursuant to Rule 144 under the Securities Act.

l.           Nonliability.  Any provision of this Agreement notwithstanding, in the event the Closing does not occur other than as a result of a material breach by Company of any of its representations, warranties, covenants or agreements, Company shall not have any liability to RMB, RMBAH or any of their  respective Affiliates for any claim of any nature.

m.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors, and assigns, including any Person to whom Registrable Securities are transferred (other than in sales pursuant to a prospectus or Rule 144), who shall become an Additional Holder in accordance with this Agreement.

n.           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

o.           Termination.  Company’s obligations under Section VI of this Agreement shall cease with respect to any Person when such Person ceases to be a Holder.  Notwithstanding the foregoing, Company’s obligations under Section VI(4) and Section VI(5) shall survive in accordance with their terms.

p.           Counterparts.  This Agreement may be executed in counterparts and signatures may be delivered by electronic scanning (such as pdf) or facsimile, and such signatures taken together shall constitute a single original instrument dated as of the date first shown above.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES FOLLOW

IN WITNESS WHEREOF, the parties have executed this Forbearance and Debt Conversion Agreement effective the date first written above.

First Lien Creditor

RMB Australia Holdings, Ltd.

By: _____________________

Its: ______________________

By: _____________________

Its: ______________________

First Lien Collateral Agent

RMB Resources, Inc.

By: ______________________

Its: _______________________

Borrower:

Neutron Energy, Inc.

By: ___________________________

Its: ____________________________

Subsidiary Guarantor:

Cibola Resources, LLC

By: ______________________________

Its: _______________________________

Company:

Uranium Resources, Inc.

By: _______________________________

Its: __________________________________